As filed with the Securities and Exchange Commission on November 26, 2019
1933 Act Registration No. 333-231487
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
Indiana
(State or Other Jurisdiction of Incorporation or Organization)
35-0472300
(I.R.S. Employer Identification No.)
1300 South Clinton Street, P.O. Box 1110, Fort Wayne, Indiana 46801
(260) 455-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Leon E. Roday, Esquire
The Lincoln National Life Insurance Company
150 North Radnor Chester Road, Radnor, PA 19087
1-877-275-5642
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Scott C. Durocher, Esquire
The Lincoln National Life Insurance Company
350 Church Street
Hartford, Connecticut 06103
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	☒	Smaller reporting company	□

Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □
CALCUATION OF REGISTRATION FEE*
Title of each class of securities to be registered.	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Lincoln Level AdvantageSM B-Share Lincoln Level AdvantageSM Advisory Lincoln Level AdvantageSM B-Class Lincoln Level AdvantageSM Advisory Class Lincoln Level AdvantageSM Fee-Based Lincoln Level AdvantageSM Select B-Share Lincoln Level AdvantageSM Design B-Share Lincoln Level AdvantageSM Design Advisory	4,952,232,000	N/A	4,952,232,000	$600,211**
	+ 825,839,396
	5,778,071,396
*No new or additional securities are being registered with this filing. This table replicates the Calculation of Registration Fee table included as part of the Form S-3 registration statement filed on May 15, 2019.
**Pursuant to Rule 415(a)(6) under the Securities Act, the registration statement filed on May 15, 2019 carried forward $825,839,396 unsold securities, all of which are included under “Amount to be registered” above, that were previously registered on the Form S-3 registration statement (File No. 333-222785) initially filed on January 30, 2018 by The Lincoln National Life Insurance Company. Because a filing fee of $102,815.01 was previously paid for the securities carried forward, no filing fee is due in connection with those securities. The offering of securities on the earlier registration statement was deemed terminated as of the date of effectiveness of the registration statement filed on May 15, 2019.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

This Post-Effective Amendment No. 1 (“PEA”) to the Form S-3 Registration Statement No. 333-231487 (“Registration Statement”) of The Lincoln National Life Insurance Company is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplements. A participation rate crediting strategy is being added to Lincoln Level Advantage® B-Share Indexed Variable Annuity, Lincoln Level Advantage® Advisory Indexed Variable Annuity, Lincoln Level Advantage® Design B-Share Indexed Variable Annuity, and Lincoln Level Advantage® Design Advisory Indexed Variable Annuity. Two 3-year indexed accounts with performance caps and protection levels are being added to Lincoln Level Advantage® Select B-Share Indexed Variable Annuity. Part II has also been updated pursuant to the requirements of Form S-3. This PEA does not amend any other part of the Registration Statement except as specifically noted herein.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Lincoln Life Variable Annuity Account N
Lincoln Level Advantage® B-Share Indexed Variable Annuity
Lincoln Level Advantage® Advisory Indexed Variable Annuity
Lincoln Level Advantage® Design B-Share Indexed Variable Annuity
Lincoln Level Advantage® Design Advisory Indexed Variable Annuity

Supplement dated February 14, 2020
This supplement to your Lincoln Level Advantage® Indexed Variable Annuity prospectus describes the addition of new investment options. It is for informational purposes and requires no action on your part. All other provisions in your prospectus remain unchanged.
OVERVIEW
Two new Indexed Accounts will be available on new contracts beginning February 18, 2020 (April 6, 2020 for existing contracts). These accounts will each offer a 3-year Indexed Term, a 10% Protection Level, and a participation crediting strategy. The 3-Year Indexed Accounts with Participation Rates do not have Annual Locks. If the Performance Rate of the index you select is positive, your Indexed Segment will be credited with a percentage of that positive performance based on the Participation Rate for the Indexed Segment. The Participation Rate is declared at the beginning of the Indexed Term. The Participation Rate will not change during the Indexed Term, but we may declare a different Participation Rate, which can be higher or lower, for subsequent terms.

DESCRIPTION OF CHANGES
The following Indexed Accounts are available:
3-Year Indexed Accounts with Participation Rate
•	S&P 500 Participation, 10% Protection
•	Capital Strength Net Fee IndexSM Participation, 10% Protection
As a result, the following discussion describes changes that are incorporated into the specified sections of your prospectus.
Special Terms – The following changes are made to the Special Terms section:
The following term is added:
Participation Rate –The Participation Rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term for any positive index performance. A different Participation Rate may be declared for each Indexed Segment and for each Death Benefit type.

The following term is revised:
Performance Rate – A rate of return for an Indexed Segment based on the performance of an Index over a period of time adjusted for the Protection Level, and subject to either the Performance Cap or Participation Rate depending on the Indexed Segment.
Risk Factors – In addition to those Risk Factors outlined in Risks of Investing in the Indexed Accounts section, the following potential risks are associated with Indexed Accounts with Participation and are added to the Risks of Investing in the Indexed Accounts section.

1.
Gains in your Indexed Segment are limited by any applicable Participation Rate. If the Participation Rate is less than 100%, the increase in your Segment Value will never reflect the entire corresponding rise in the applicable Index over the Indexed Term. The Participation Rate exists for the full term of the Indexed Segment. The Participation Rate may be lower for contracts with the Guarantee of Principal Death Benefit. Participation Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.

2.
The available Indexed Accounts with applicable Participation Rates and Protection Levels will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Account, Participation Rates, and Protection Levels are available to you. There is no guarantee that an Indexed Account will be available in the future. The Participation Rate for a new Segment may be lower than the current Rate. You risk the possibility that a declared Participation Rate may be lower than you would find acceptable, so you should make sure the Segment you select is appropriate for your investment goals.

3.
If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, Index, and Protection Level, if available. The Participation Rate in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.

The following information is added to the Investments of the Indexed Accounts section:
The following is added to the list of available Indexed Accounts:
3-Year Indexed Accounts
•	S&P 500 Participation, 10% Protection
•	Capital Strength Net Fee IndexSM Participation, 10% Protection
Indexed Term – Indexed Terms of 3 years are available for the new Indexed Accounts with Participation Rate. If you choose to allocate your Purchase Payments to Indexed Accounts, all Indexed Segments of the Indexed Accounts to which you allocate Purchase Payments, including future Segments, must begin on the same Indexed Anniversary Date. The Indexed Anniversary Date is the yearly anniversary of the Start Date of your initial allocation to an Indexed Account.  For example, if you select a 3-Year Indexed Account, two years later, you may start a Segment of a 1-Year Indexed Account, as long as the 1-Year Segment begins on the Indexed Anniversary Date for your contract. If you have more than one Segment of a 3-Year Indexed Account in effect at any time, these Segments must have the same Start Date and End Date.
Participation Rates – The Participation Rate represents the proportion of the index performance that is reflected in the value of the Indexed Segment. The Participation Rate may be equal to, or greater or less than 100, and may vary depending on the Death Benefit option, the Index, and the Protection Level you select. The Participation Rate will not change during the Indexed Term.
The initial Participation Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit may have lower Participation Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Participation Rate for each subsequent Indexed Term.
Subsequent Participation Rates may be higher or lower than the initial Participation Rate. Subsequent Participation Rates may differ from the Participation Rate used for new contracts or for other contracts issued at different times. The Company will determine new Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments with Participation and Without Annual Locks – The Performance Rate is the percentage change in the Index Value from the Start Date to the End date, adjusted by the Protection Level and Participation Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date. The difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive, then the Performance Rate equals the Participation Rate multiplied by the Performance Rate. If the percentage change is negative but is absorbed by the Protection Level percentage, the Performance Rate equals zero. If the percentage change is negative, and is greater than the Protection Level percentage, the Performance Rate is equal to the percentage change in excess of the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A plus (A times B) where:

A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.

For example:

Indexed Term Segment Start Date = 1/8/2019
Indexed Account = 3-Year with 115% Participation Rate
Indexed Value at Beginning of Term = 1569
Allocation to Indexed Segment = $100,000

Indexed Crediting Base: $100,000

Indexed Segment Anniversary	Index Value	Index % Change	Account Performance Rate (adjusted for Participation Rate)	Account Value
1/8/2020	1679	-	-	-
1/8/2021	1780	-	-	-
1/8/2022	1883	+20%	+20% * (115%) = 23%	$123,000

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Participation without Annual Locks.

	3 Year	3 Year
Indexed Term length ………………………………………………………….	36 months	36 months
Months since Indexed Term Start Date …………………………………….	33	15
Indexed Crediting Base ………………………………………………………	$1,000	$1,000
Protection Level ……………………………………………………………….	10%	10%
Participation Rate ……………………………………………………………..	104%	104%
Months to End Date …………………………………………………………..	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	$995	$968
2. Fair Value of Hypothetical Derivatives …………………………………..	$(199)	$(197)
3. Sum of 1 + 2 ………………………………………………………………..	$796	$771
4. Application of Pro-Rated Participation Rate …..………………………..	$1,000	$1,000
Account Interim Value = Minimum of 3 and 4 ……………………………..	$796	$771

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	$995	$968
2. Fair Value of Hypothetical Derivatives …………………………………..	$(23)	$(46)
3. Sum of 1 + 2 ………………………………………………………………..	$972	$922
4. Application of Pro-Rated Participation Rate …………………………..	$1,000	$1,000
Account Interim Value = Minimum of 3 and 4 ……………………………..	$972	$922

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	$995	$968
2. Fair Value of Hypothetical Derivatives …………………………………..	$209	$220
3. Sum of 1 + 2 ………………………………………………………………..	$1,204	$1,188
4. Application of Pro-Rated Participation Rate …………………………..	$1,207	$1,203
Account Interim Value = Minimum of 3 and 4 ……………………………..	$1,204	$1,188

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	$995	$968
2. Fair Value of Hypothetical Derivatives …………………………………..	$414	$414
3. Sum of 1 + 2 ………………………………………………………………..	$1,409	$1,382
4. Application of Pro-Rated Participation Rate …………………………..	$1,414	$1,406
Account Interim Value = Minimum of 3 and 4 ……………………………..	$1,409	$1,382

Interim Value – The Participation Rate will impact the amount credited to an Indexed Account at the end of the Indexed Term if the percentage change in the Index Value is positive. Because the Participation Rate factors into the amount credited at the end of an Indexed Term only if Index performance is positive, it does not either increase or decrease the amount of a negative credit at the end of an Indexed Term.
The Contracts – Allocation of Purchase Payments – Allocation to Indexed Accounts.  The second paragraph is updated as follows: The rate hold will provide the Participation Rate and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received at the Home Office for any Purchase Payments allocated to the Indexed Accounts that are received within 30 days from that date.

The following information is added to Appendix B of your prospectus.

Interim Value for Indexed Segments with Participation and No Annual Locks

The Interim Value of an Indexed Account is equal to the lesser of (A) or (B) where:

(A)	is the sum of (1) and (2), where:
(1)	is the fair value of the Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Term divided by 365
(2)	is the fair value of hypothetical replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B)	is F multiplied by (1 + G x H), where:
F = the Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the greater of 0 and the Index performance for the Indexed Segment as determined on the Valuation Date the Interim Value is calculated;
H = the pro-rated Participation Rate for the Indexed Segment, where if the Participation Rate is:
i.
greater than 100%, the pro-rata Participation Rate is determined as the sum of 1 and (the Participation Rate for the Indexed Segment minus 1) multiplied by the (total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term); OR

ii.	less than or equal to 100%, the pro-rata Participation Rate is the actual Participation Rate of the Indexed Segment.

Fair Value of Replicating Portfolio of Options – The second paragraph of this section is restated as follows: For each Segment, we solely designate and value options, each of which is tied to the performance of the Index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Participation Rate, and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.

The fifth paragraph of this section is restated as follows: For non-Annual Lock Segments with Performance Cap Rates, the replicating portfolio of options is equal to: A minus B minus C.  For each Segment with Participation Rate and No Annual Locks, the replicating portfolio of options is equal to: A multiplied by the Participation Rate minus C.  For each Annual Lock Segment, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Lincoln Life Variable Annuity Account N
Lincoln Level Advantage® Select B-Share Indexed Variable Annuity

Supplement dated February 14, 2020
This supplement to your Lincoln Level Advantage® Select B-Share Indexed Variable Annuity prospectus describes the addition of two new investment options. It is for informational purposes and requires no action on your part. All other provisions in your prospectus remain unchanged.
OVERVIEW
Two new Indexed Accounts will be available on new contracts beginning February 18, 2020. These accounts will offer a 3-year Indexed Term, a 10% Protection Level, and a Performance Cap.  You can find complete details about Indexed Terms, Protection Levels and Performance Caps in your prospectus.
DESCRIPTION OF CHANGES
The following Indexed Accounts are available:
3-Year Indexed Accounts with Performance Cap
•	S&P 500 Cap, 10% Protection
•	Capital Strength Net Fee IndexSM Cap, 10% Protection
As a result, the following discussion describes changes that are incorporated into the specified sections of your prospectus.
Indexed Term – Indexed Terms of 3 years are available for the new Indexed Accounts. If you choose to allocate your Purchase Payments to Indexed Accounts, all Indexed Segments of the Indexed Accounts to which you allocate Purchase Payments, including future Segments, must begin on the same Indexed Anniversary Date. The Indexed Anniversary Date is the yearly anniversary of the Start Date of your initial allocation to an Indexed Account.  For example, if you select a 3-Year Indexed Account, two years later, you may start a Segment of a 1-Year Indexed Account, as long as the 1-Year Segment begins on the Indexed Anniversary Date for your contract. If you have more than one Segment of a 3-Year Indexed Account in effect at any time, these Segments must have the same Start Date and End Date.
Interim Value - The following examples demonstrate how the Interim Value is calculated in different scenarios for a 3-Year Indexed Segment with Performance Cap and without Annual Locks.

	3 Year	3 Year
Indexed Term length ………………………………………………………….	36 months	36 months
Months since Indexed Term Start Date …………………………………….	33	15
Indexed Crediting Base ………………………………………………………	$1,000	$1,000
Protection Level ……………………………………………………………….	10%	10%
Performance Cap ……………………………………………………………..	27%	27%
Months to End Date …………………………………………………………..	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	995	968
2. Fair Value of Hypothetical Derivatives …………………………………..	(201)	(201)
3. Sum of 1 + 2 ………………………………………………………………..	794	767
4. Pro-Rated Cap …..……………………………………...………...……..	1,124	1,056
Account Interim Value = Minimum of 3 and 4 ……………………………..	794	767

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	995	968
2. Fair Value of Hypothetical Derivatives …………………………………..	(25)	(52)
3. Sum of 1 + 2 ………………………………………………………………..	971	916
4. Pro-Rated Cap…………………………….…... …………………………..	1,124	1,056
Account Interim Value = Minimum of 3 and 4 ……………………………..	971	916

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	995	968
2. Fair Value of Hypothetical Derivatives …………………………………..	193	142
3. Sum of 1 + 2 ………………………………………………………………..	1,188	1,110
4. Pro-Rated Cap …………………………………...………………………..	1,124	1,056
Account Interim Value = Minimum of 3 and 4 ……………………………..	1,124	1,056

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of Hypothetical Fixed Instrument ……………………………	995	968
2. Fair Value of Hypothetical Derivatives …………………………………..	258	192
3. Sum of 1 + 2 ………………………………………………………………..	1,253	1,159
4. Pro-Rated Cap………………………………….…………………………..	1,124	1,056
Account Interim Value = Minimum of 3 and 4 ……………………………..	1,124	1,056

Please retain this supplement with your prospectus for future reference.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The estimated expenses for the issuance and distribution of the contracts described in the prospectus are as follows:
Accountant’s Fees & Expenses:	$ 20,000*
Legal Fees & Expenses:	$115,000*
Printing Fees & Expenses:	$ 60,000*
Registration Fees:	$600,211*
*Estimated Expense

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our Amended and Restated Bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:
•	reasonable expenses (including attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of, us) if they are successful on the merits or otherwise in the defense of such proceeding.
•	reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.
Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their service as a director or officer of the corporation.
No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.
In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.
Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.
We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.
The indemnification and advancement of expenses provided for in our Amended and Restated Bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our Amended and Restated Articles of Incorporation.
ITEM 16. EXHIBITS
1(a). Amended and Restated Principal Underwriting Agreement dated May 1, 2007 between The Lincoln National Life Insurance Company and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

1(b). Form of Broker-Dealer Selling Agreement by and among The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
2. None.
4(a). Annuity Contract (30070-B) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(b). Annuity Contract (30070-A 8/03) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(c). Indexed Account(s) Rider (AR-601) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(d). Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-NQ) incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-222785) filed on May 14, 2018.
4(e). Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-Q) incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-222785) filed on May 14, 2018.
4(f). Guarantee of Principal Death Benefit Rider (ICC18-32148) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(g). Guarantee of Principal Death Benefit Rider (ICC16-32148) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(h). Application (ANF11534) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
5. Opinion and Consent of Counsel re: Legality of securities being registered. (Filed herein)
8. None.
12. None.
15. None.
23. Consent of Independent Registered Public Accounting Firm. (Filed herein)
24. Powers of Attorney (Filed herein)
25. None.
26. None.
99. None.
ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i. to include any prospectus require by Section 10(a)(3) of the Securities Act of 1933;
ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
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Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 242;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6. The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, and State of Connecticut on this 26th day of November, 2019.
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (Registrant)
/s/ Kimberly A. Genovese
By: Kimberly A. Genovese
Title: Vice President
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 26th day of November, 2019.
Signature	Title
*/s/ Dennis R. Glass Dennis R. Glass	President and Director (Principal Executive Officer)
*/s/ Ellen Cooper Ellen Cooper	Executive Vice President, Chief Investment Officer and Director
*/s/ Randal J. Freitag Randal J. Freitag	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
*/s/ Wilford H. Fuller Wilford H. Fuller	Executive Vice President and Director
*/s/ Leon E. Roday Leon E. Roday	Executive Vice President, Director, and General Counsel
*/s/ Keith J. Ryan Keith J. Ryan	Vice President and Director
*By: /s/ Kimberly A. Genovese Kimberly A. Genovese	Pursuant to a Power of Attorney
EXHIBIT INDEX
The following exhibit is filed herewith:
ex 5	Opinion and Consent of Counsel re: Legality of securities being registered
ex 23	Consent of Independent Registered Public Account Firm
ex 24	Powers of Attorney
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